EXHIBIT 10.2

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is made and entered into as of February 3, 2011, by and between Thomas Nields (“Executive”), People’s Liberation, Inc. (“Parent”), and all of its subsidiaries, being William Rast Sourcing, LLC, William Rast Licensing, LLC, William Rast Retail, LLC, Bella Rose, LLC, J.Lindeberg USA, LLC, J.Lindeberg USA Retail, LLC, and Versatile Entertainment, Inc. (collectively with Parent, the “Company”).

RECITALS

A.           Executive has delivered to the CEO of Parent his intention to resign his employment with the Company, as Chief Operations Officer and from all other positions he holds with the Company.

B.           Executive and the Company wish to accommodate Executive’s resignation, attend to the ongoing work requirements of the Company, and to settle fully and finally all differences or potential differences between the parties, including all differences or potential differences which arise out of or relate to Executive’s employment or resignation of employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Executive and the Company understand and agree as follows:

1.	Executive's Resignation of All Positions With the Company.

Except as hereinafter provided, and with effect on February 3, 2011, Executive resigns his positions as Chief Operations Officer of Parent and from all other director, officer and employment positions that Executive has with the Company.

2.	Severance by the Company, Continuing Salary and Medical Benefits.

(a)           The Company agrees that provided that so long as the Company has received an original copy of this Agreement executed by Executive on or before February 3, 2011, and has not revoked the release contained in Section 6 of this Agreement, it will:  (i) pay all salary and accrued and unused vacation through February 3, 2011, (ii) pay for the continuation of medical benefits for Executive and his family at existing levels for 12 months; (iii) allow Executive to keep as his personal property his existing computer and office desk; and (iv) enter into a separate consulting agreement with Executive providing for the engagement of Executive as a consultant to the Company in accordance with the terms thereof.

(b)           In addition, the Parent acknowledges and agrees that so long as the Company has received an original copy of this Agreement executed by Executive by February 3, 2011, and provided the Executive has not revoked the release contained in Section 6 of this Agreement, then Executive shall be deemed to be engaged in continuous, uninterrupted service to the Company with the meaning of all of the Executive’s stock option agreements between the Parent and the Executive providing for the grant to Executive of options to purchase shares of Parent’s common stock (collectively, the “Option Agreements”), such that (i) vesting of options under all such Option Agreements shall continue so long as the Executive is providing consulting services under the consulting agreement, and (ii) the Executive’s right to exercise the vested options shall continue during the period that Executive is providing consulting services to the Company and for a period of 12 months (notwithstanding a shorter period provided for in the Option Agreements) following the date the Executive ceases to perform employment or consulting services to the Company.  Parent and the Executive agree that, to the extent the terms of this Section 2(b) are inconsistent with the terms of the Option Agreements, then the Option Agreements are hereby amended to the extent necessary to be consistent with the terms of this Section 2(b).

(c)           Executive acknowledges that upon execution of this Agreement, the terms described in this Section 2 shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and/or his resignation from that employment and that in the absence of this Agreement, Executive would not be entitled to some or all of such payments.

3.	Non-Admission of Discrimination or Wrongdoing.

(a)           This Agreement is entered into, in part, to avoid and compromise any disputes or claims of the parties, and thus, the parties hereto expressly recognize that the making of this Agreement shall not in any way be construed as an admission that the Company or any individual has any liability to or acted wrongfully in any way with respect to any other party to this Agreement.  The Company specifically denies that it has any liability to or that it has done any wrongful, harassing and/or discriminatory acts against Executive or any other person on the part of itself, or its subsidiaries, affiliates, predecessors, successors, officers, employees or agents.

(b)           Executive understands and agrees that he has not suffered any discrimination in terms, conditions or privileges of his employment based on age, race, gender, religious creed, color, national origin, ancestry, physical disability, mental disability, medication condition, marital status, sexual orientation and/or sexual or racial harassment.  Executive understands and agrees that he has no claim for employment discrimination under any legal or factual theory.

4.	Employment Agreement

Executive expressly acknowledges and agrees that notwithstanding anything in this Agreement to the contrary, his obligation to not disclose Confidential Information regarding the Company shall survive the execution and delivery of this Agreement and termination of Executive’s employment.  All other provisions of the Employment shall terminate and be of no further force or effect as of the dates set out above.

5.	No Lawsuits or Claims.

Each party to this Agreement promises never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against any other party to this Agreement or their officers, directors, agents or employees, asserting any claims that are released in this Agreement.  Each party represents and agrees that, prior to signing this Agreement, that said party has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against any other party to this Agreement  or their officers, directors, agents or employees, asserting any claims that are released in this Agreement.

6.	Complete Release.

(a)           In consideration of the covenants and promises contained herein and the consideration received by each, each party to this Agreement hereby knowingly and voluntarily releases, absolves and discharges each other party, and, as applicable, their partners, attorneys, agents, officers, administrators, directors, employees, affiliates, representatives, and/or assigns and successors, past and present (collectively the “Releasees”) from all rights, claims, demands, obligations, damages, losses, causes of action and suits of all kinds and descriptions, legal and equitable, known and unknown, that party may have or ever had against the Releasees from the beginning of time to the date of execution of this Agreement, including, but not limited to, any such rights, claims, demands, obligations, damages, losses, causes of action and suits arising out of, during or relating to Executive’s employment and/or his resignation therefrom.  The matters that are the subject of the releases referred to in this paragraph shall be referred to collectively as the “Released Matters.”  This includes, but is not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to Executive’s relationship with the Company and/or Parent.

(b)           Each party acknowledges and agrees that this Agreement represents a compromise of known and unknown, asserted and unasserted, and actual and potential claims, and that neither this Agreement nor any compliance herewith or consideration given pursuant hereto, shall be construed as an admission by any party of any liability whatsoever, including, but not limited to, any liability for any violation by the Company and/or Parent of any right of Executive or of any person arising under any law, statute, duty, contract, covenant, or order, or any liability for any act of age discrimination or other impermissible form of harassment or discrimination by the Company and/or Parent against Executive or any other person, as prohibited by any state or federal statute or common law, including, but not limited to:  (i) Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e; (ii) the Americans With Disabilities Act, 42 U.S.C. §§ 12101 et seq.; (iii) the Age Discrimination in Employment Act, 29 U.S.C. §§ 623 et seq.; (iv) the Family and Medical Leave Act; 29 U.S.C. §§ 2611 et seq.; (v) the Consolidated Omnibus Budget Reconciliation Act of 1985; 42 U.S.C. §§ 201 et seq.; (vi) Executive Order 11141 (age discrimination); (vii) Section 503 of the Rehabilitation Act of 1973; 29 U.S.C. § 701 et. seq.; and (viii) the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq. and that all such liability is expressly disputed, released, and denied.

(c)           Executive further understands and acknowledges that:

(1)           this Agreement constitutes a voluntary waiver of any and all rights and claims he has against the Releasees as of the date of the execution of this Agreement, including rights or claims arising under the Federal Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. §§ 621 et seq., as amended by the Older Workers’ Benefit Protection Act of 1990, except for any allegation that a breach of this Act occurred following the Ending Date;

(2)           he has waived rights or claims pursuant to this Agreement in exchange for consideration, the value of which exceeds the payment or remuneration to which he was already entitled;

(3)           he is hereby advised that he may consult with an attorney of his choosing concerning this Agreement prior to executing it;

(4)           he has been afforded a period of at least twenty-one (21) days to consider the terms of this Agreement, and in the event he should decide to execute this Agreement in fewer than twenty-one days, he has done so with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full twenty-one days; and

(5)           he may revoke this Section 6(c) of the Agreement at any time during the seven (7) days following the date of execution of this Agreement, and this Section 6(c) of the Agreement shall not become effective or enforceable until such revocation period has expired.  Executive further understands and acknowledges that he may revoke only Section 6(c) of this Agreement as it relates to any claim pursuant to the Federal Age Discrimination in Employment Act, and that such revocation, if any, will not affect the effectiveness or enforceability of any other of the Released Matters as they are described in Section 6(c).

7.	Unknown Claims.

Each party acknowledges that there is a risk that subsequent to the execution of this Agreement, that party will incur or suffer damage, loss or injury to persons or property that is in some way caused by or connected with Executive’s employment or his resignation therefrom, but that is unknown or unanticipated at the time of the execution of this Agreement.  Each party does hereby specifically assume such risk and agrees that this Agreement and the releases contained herein shall and do apply to all unknown or unanticipated results of any and all matters caused by or connected with Executive’s employment or his resignation therefrom, as well as those currently known or anticipated, and excepting therefrom only such rights or claims that may arise out of this Agreement.  Accordingly, Executive acknowledges that he has read the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

8.	Ownership of Claims.

Each party represents and warrants that no portion of any of the Released Matters and no portion of any recovery or settlement to which that party might be entitled has been assigned or transferred to any other person, firm, entity or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise.  If any claim, action, demand or suit should be made or instituted against the Releasees or any of them because of any such purported assignment, subrogation or transfer, the assigning, subrogating or transferring party agrees to indemnify and hold harmless the Releasee(s) against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.

9.	Assumption of Risk; Investigation of Facts.

(a)           Each party hereby expressly assumes the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is each party’s express intention to forever settle, adjust and compromise any and all disputes between and among the party and the Releasees, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.

(b)           In making and executing this Agreement, each party represents and warrants that the party has made such investigation of the facts and the law pertaining to the matters described in this Agreement as that party deems necessary, and said party has not relied upon any statement or representation, oral or written, made by any other party to this Agreement with regard to any of the facts involved in any dispute or possible dispute between the parties hereto, or with regard to any of the party’s rights or asserted rights, or with regard to the advisability of making and executing this Agreement.

10.	No Representations.

Each party represents and agrees that no promises, statements or inducements have been made to that party, which caused that party to sign this Agreement other than those expressly stated in this Agreement.

11.	Non-Disparagement.

Each party agrees that said party will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of any other party to the Agreement, and/or, if applicable, its directors, officers, executives and employees or which could adversely affect the morale any party, of employees of the Company and/or Parent and that each party shall not demean or disparage the any other party in any communications or other dealings with any existing or potential employees, customers, vendors and/or stockholders.

12.	Indemnification

The Company agrees that it will (a) indemnify and hold Executive harmless for any claims, demands, damages, liabilities, losses, costs and expenses (including attorneys’ and paralegal fees and court costs) incurred or suffered by Executive in connection with Executive’s service as an executive officer of Company or its affiliates to the fullest extent (including advancement of expenses) permitted by Delaware or California corporate law (as applicable) for the indemnification of officers and directors of a Delaware or California corporation and (b) will include Executive as a covered employee under Company’s directors’ and officers’ liability insurance policy and employment practices liability insurance policy, provided such policies permit such extended coverage, until the applicable statutes of limitations have expired.  The Company acknowledges and agrees that the provisions of this Section 12 shall be in addition to, and not in lieu of, any rights to indemnification that Executive has under any indemnification agreement between the Company and Executive entered into prior to the date of this Agreement, and notwithstanding anything in this Agreement to the contrary, any such indemnification agreement shall survive the execution and delivery of this Agreement and termination of Executive’s employment.

13.           Successors.

This Agreement shall be binding upon the parties and upon their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the parties, their administrators, representatives, executors, successors and assigns.

14.           Arbitration.

(a)           Any claim or controversy arising out of or relating to this Agreement or any breach thereof between Executive and the Company shall be submitted to mediation in Los Angeles, California, before an experienced employment mediator licensed to practice law in California and selected in accordance with Rule 31 of the Rules of the Supreme Court of the State of California, as the exclusive remedy for such claim or controversy.  Either party desiring to arbitrate shall give written notice to the other party within a reasonable period of time after the party becomes aware of the need for mediation.  The decision of the mediator shall be final and binding.  Judgment on any award rendered by such mediator may be entered in any court having jurisdiction over the subject matter of the controversy.  The prevailing party shall receive an award of costs and expenses related to the mediation, including attorneys’ fees.  The fees and costs of the mediator and the cost of any record or transcript of the mediation shall be borne by the losing party.

(b)           Should Executive or the Company and/or Parent institute any legal action or administrative proceeding with respect to any claim waived by this Agreement or pursue any dispute or matter covered by this Agreement by any method other than said mediation, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorneys’ fees incurred as a result of such action.

(c)           Should Executive attempt to challenge the enforceability of this Agreement, as a further limitation on any right to make such a challenge, Executive shall initially submit to the Company the total proceeds provided to him in connection with this Agreement plus interest at the standard statutory rate, and invite the Company to retain such monies and agree with Executive to cancel this Agreement.  In the event the Company accepts this offer, the Company shall retain such monies and this Agreement shall be canceled.  In the event the Company does not accept such offer, the Company shall so notify Executive and shall place such monies into an interest-bearing escrow account pending resolution of the dispute between Executive and the Company and/or Parent as to whether this Agreement shall be set aside and/or otherwise rendered unenforceable.

15.	Consultation With Counsel; Reasonable Time to Consider Agreement; Voluntary Participation in This Agreement.

Each party represents and agrees that said party has been advised of the opportunity to review this Agreement with an attorney, that said party has had the opportunity to thoroughly discuss all aspects of the party’s rights and this Agreement with an attorney to the extent said party elected to do so, that said party has carefully read and fully understands all of the provisions of this Agreement,  has been given a reasonable period of time to consider signing this Agreement, and  is voluntarily entering into this Agreement.

16.           Severability And Governing Law.

(c)           Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

(d)           This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California, without regard to the conflicts of laws principles thereof.

17.	Entire Agreement.

This Agreement and the related Consulting Agreement of even date constitute the entire agreement between and among the parties pertaining to the subject matter hereof and the final, complete and exclusive expression of the terms and conditions of their agreement.  Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded and merged herein.

18.           Execution In Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

19.           Attorneys’ Fees.

In any action or other proceeding to enforce rights hereunder, the prevailing party shall receive an award of costs and expenses related to such proceeding, including attorneys’ fees.

20.           Cooperativeness.

All parties have cooperated in the drafting and preparation of this Agreement, and it shall not be construed more favorably for or against any party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Separation Agreement as of the date first above written.

EXECUTIVE:

/s/ Thomas Nields
Thomas Nields

PEOPLE’S LIBERATION, INC.

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title:

WILLIAM RAST SOURCING, LLC

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title:

WILLIAM RAST LICENSING, LLC

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title:

WILLIAM RAST RETAIL, LLC

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title:

BELLA ROSE, LLC

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title:

J.LINDEBERG USA, LLC

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title:

(Signatures Continued on Following Page)

(Signatures Continued)

J. LINDEBERG USA RETAIL, LLC

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title:

VERSATILE ENTERTAINMENT, INC.

By:  /s/ Colin Dyne
Name:  Colin Dyne
Title: